UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2007
ENERGY WEST, INCORPORATED
(Exact name of registrant as specified in its charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First Avenue South, Great Falls, Montana	59401

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Stock Purchase Agreement for the Repurchase by the Registrant of 145,000 Shares of its Common Stock from a Director
On May 30, 2007, the registrant repurchased 145,000 shares of its common stock, par value $0.15 per share (the “Shares”) from the Mark D. Grossi Living Trust U/A dated Feb. 17, 2006 (the “Mark D. Grossi Living Trust”), a revocable living trust beneficially owned by Mark D. Grossi, a member of the registrant’s Board of Directors. The registrant purchased the Shares for $15.00 per share (the “Price”), or an aggregate of $2,175,000, in a privately negotiated block transaction pursuant to a Stock Purchase Agreement (the “Agreement”) among the parties that was entered into and closed on May 30, 2007. The Board of Directors of the registrant authorized the repurchase of the Shares from the Mark D. Grossi Living Trust and approved the Price on May 18, 2007. The Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Mr. Grossi originally acquired the Shares directly from the registrant on May 26, 2005, in a private transaction at a price of $8.00 per share. Additional information regarding Mr. Grossi’s original acquisition of the Shares is contained in the registrant’s Current Report on Form 8-K/A filed with the Commission on May 27, 2005, which report is incorporated herein by reference.
Before giving effect to the registrant’s repurchase of the Shares from Mr. Grossi, there were 3,002,952 shares of the registrant’s common stock outstanding. After giving effect to the transaction, there are 2,857,952 shares outstanding.
Also on May 30, 2007, in a separate privately negotiated transaction, David A. Cerotzke, the registrant’s President and Chief Executive Officer and a member of registrant’s Board of Directors, purchased 25,000 shares of common stock of the registrant from the Mark D. Grossi Living Trust at the same $15.00 per share Price.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Item	Filing Status

10.1	Stock Purchase Agreement among Energy West, Incorporated, Mark D. Grossi and Mark D. Grossi Living Trust dated May 30, 2007 (filed herewith).	Filed

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED

Dated: June 4, 2007	By:	/s/ David A. Cerotzke
David A. Cerotzke
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Item	Filing Status

10.1	Stock Purchase Agreement among Energy West, Incorporated, Mark D. Grossi and Mark D. Grossi Living Trust dated May 30, 2007 (filed herewith).	Filed